                                                                                Exhibit 10.15

                                               EMPLOYMENT AGREEMENT

THIS EMPLOYMENT  AGREEMENT (this  "Agreement") is entered into as of September 1, 2001, (" the Effective  Date") by and between  Tropical  Sportswear Int'l  Corporation,  a Florida  corporation  (the "Company"),  and Christopher B.
Munday (the "Employee").

RECITALS:

         The Employee currently serves as the President of the Company

         In entering into this Agreement,  the Company desires to provide the Employee with substantial  incentives to serve the Company without distraction or concern over minimum  compensation,  benefits or tenure, to develop and implement the Company's  business plan and to manage the Company's  future growth and  development  and to maximize the returns to the Company's stockholders.

         NOW,  THEREFORE,  in consideration of the foregoing and the mutual provisions  contained  herein,  and for other good and valuable consideration, the parties hereto agree with each other as follows:

1.       CERTAIN DEFINITIONS

         A.       Certain  Definitions.  As used herein,  the  following  terms have the meanings  assigned to them below:

         "Acquiring  Person" means any Person who or which,  together with all  Affiliates  and  Associates of such
Person,  is or are the Beneficial  Owner(s) of a minimum of twenty five (25%) or more of the shares of Common Stock then outstanding,  but does not include any Exempt Person; provided,  however, that a Person shall not be or become an Acquiring  Person if such Person,  together with its  Affiliates  and  Associates,  shall become the  Beneficial
Owner of a minimum of twenty five percent  (25%) or more of the shares of Common Stock then  outstanding  solely as a result of a reduction in the number of shares of Common Stock  outstanding  due to the repurchase of Common Stock by the  Company,  unless and until such time as such Person or any  Affiliate  or  Associate  of such Person  shall purchase or otherwise  become the Beneficial  Owner of additional  shares of Common Stock  constituting one percent
(1%) or more of the  then  outstanding  shares  of  Common  Stock  or any  other  Person  (or  Persons)  who is (or collectively  are) the  Beneficial  Owner of shares of Common  Stock  constituting  one percent (1%) or more of the then outstanding  shares of Common Stock shall become an Affiliate or Associate of such Person,  unless,  in either such case,  such Person,  together with all Affiliates  and  Associates of such Person,  is not then the Beneficial
Owner of a minimum of twenty five percent (25%) or more of the shares of Common Stock then outstanding.

         "Active Status" means the Employee's Employment status from the Effective Date to the Termination Date.

         "Accrued  Obligations"  means  the  sum of (i)  the  portion  of the  Base  Salary  to and  including  the
Termination  Date which has not yet been paid,  (ii) any  accrued but unpaid  vacation  pay,  and (iii)  unless the
Employee has elected a different payout date in a prior deferral  election,  any compensation  previously  deferred by the Employee (together with any accrued interest or earnings thereon) to the extent not theretofore paid.

         "Affiliate" has the meaning ascribed to that term in Exchange Act Rule 12b-2.

         "Annual Cash Bonus" is the cash bonus  calculated  pursuant to the methodology set forth in paragraph 4.B.
and paid to Employee annually during the term of this Agreement.

         "Associate" means, with reference to any Person,

                  (a)  any corporation, firm, partnership, association, unincorporated organization or other entity
(other than the Company or a subsidiary of the Company) of  which that  person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 15% or more of any class of its equity securities,

                  (b)      any trust or other  estate in which that Person has a  substantial  beneficial  interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and

                  (c)      any  relative or spouse of that  Person,  or any  relative of that  spouse,  who has the same home as that Person.

         "Base Salary" means the guaranteed  minimum annual salary payable by the Company to the Employee  pursuant to Section 4(A).

         "Beneficial   Owner"  a  specified  Person  is  deemed  the  "Beneficial  Owner"  of,  and  is  deemed  to
"beneficially own," any securities.

                  (a)      of which  that  Person or any of that  Person's  Associates  or  controlled  Affiliates, directly  or  indirectly,  is the  "beneficial  owner" (as  determined  pursuant  to  Exchange  Act Rule  13d-3) or otherwise has the right to vote or dispose of,  including  pursuant to any agreement,  arrangement or understanding
(whether or not in writing);  provided,  however,  that a Person shall not be deemed the "Beneficial  Owner" of, or to  "beneficially  own," any security  under this  subparagraph  (a) as a result of an  agreement,  arrangement  or understanding  to vote that  security if that  agreement,  arrangement  or  understanding:  1) arises solely from a revocable  proxy or consent  given in response to a public proxy or consent  solicitation  made pursuant to, and in accordance  with,  the applicable  provisions of the Exchange Act (that is, the  exclusions in these  subparagraphs
(a) and (b) give effect to the  exemption  for a proxy or consent  solicitation  in Exchange Act rule 14a-2(b) (2);
and (2) is not then  reportable  by such  Person on Exchange  Act  Schedule  13D (or any  comparable  or  successor report);

                  (b)      which  that  Person  or any of that  Person's  Affiliates  or  Associates,  directly  or indirectly,  has the right or obligation to acquire  (provided that right or obligation is exercisable or effective immediately  or  only  after  the  passage  of time or the  occurrence  of an  event)  pursuant  to any  agreement, arrangement  or  understanding  (whether or not in  writing) or on the  exercise  of  conversion  rights,  exchange rights,  other rights,  warrants or options,  with an exercise  price equal to or below the public trading price at the time of calculation;  provided,  however,  that a Person shall not be deemed the  "Beneficial  Owner" of, or to
"beneficially  own," securities  tendered pursuant to a tender or exchange offer made by that Person or any of that
Person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

                  (c)      which are beneficially  owned,  directly or indirectly,  by (1) any other Person (or any
Affiliate or Associate  thereof) with which the specified  Person or any of the  specified  Person's  Affiliates or
Associates  has any  agreement,  arrangement  or  understanding  (whether  or not in  writing)  for the  purpose of acquiring,  or holding  with the right to vote or of voting  (except  pursuant to a  revocable  proxy or consent as described in the provisio to  subparagraph  (a) of this  definition)  or disposing of any voting  securities of the
Company or (2) any group (as that term is used in Exchange Act Rule 13d-5(b)) of which that  specified  Person is a member;  provided,  however,  that  nothing in this  definition  shall  cause a Person  engaged in  business  as an underwriter  of securities to be the  "Beneficial  Owner" of, or to  "beneficially  own," any  securities  acquired through such a Person's  participation  in good faith in a firm  commitment  underwriting  until the  expiration of forty (40) days after the date of that  acquisition  and the  security  has been placed in an  investment  account.
For purposes of this  Agreement,  "voting" a security shall include  voting,  granting a proxy,  acting by consent, making a request or demand  relating to corporate  action  (including,  without  limitation,  calling a stockholder meeting)  or  otherwise  giving an  authorization  (within  the meaning of Section  14(a) of the  Exchange  Act) in respect of such security.

         "Board"  means  herein the entire  Board of  Directors  of the  Company,  except when less than the entire
Board is specified herein.

         "Business Reason" for the Company's  termination of the Employee's  Employment means any reason other than
Cause or Change of Control.

         "Business  Reason  Termination  Payment"  means an amount equal to two (2) times sum of (i) the Employee's
Base Salary as in effect immediately prior to the Termination Date, plus (ii) the Highest Annual Bonus.

         "Cause" for the Company's termination of the Employee's Employment means:

                  (a)      the  Employee's  final  conviction  of a felony,  as  evidenced  by a binding  and final judgment,  order or decree  of a court of  competent  jurisdiction,  which in the  opinion  of the  Required  Board
Majority substantially impairs the Employee's ability to perform his duties and obligations to the Company; or

                  (b)      the  Employee  has  continued  to engage in conduct  which has caused  demonstrable  and serious  injury to the Company  after  having  been given  written  notice of such  conduct by the  Required  Board
Majority and an  opportunity to cease such conduct in a reasonable  period of time,  which period shall not be less than ninety (90) days.

         "Change of Control"  means the  occurrence of any of the following  events that occurs after the Effective
Date:

                  (a)      any Person becomes an Acquiring Person;

                  (b)      a merger of the Company  with or into,  or a sale by the Company of its  properties  and assets substantially as an entirety to, another Person occurs and,  immediately after that occurrence,  any Person, other than any Exempt Person,  together with all Affiliates and Associates of such Person,  shall be the Beneficial
Owner of twenty five percent  (25%),  or more of the total voting power of the then  outstanding  Voting  Shares of the Person  surviving that  transaction (in the case of a merger or  consolidation)  or the Person  acquiring those properties and assets substantially as an entirety.

         "Change of Control  Payment" means an amount equal to two (2) times sum of (i) the Employee's  Base Salary as in effect immediately prior to the Termination Date, plus (ii) the Highest Annual Bonus.

         "Code" means the Internal Revenue Code of 1986.

         "Common Stock" means the common stock or any other voting securities of the Company.

         "Company" means

                  (a)      Tropical  Sportswear  Int'l  Corporation,  a  Florida  corporation,  and  any  successor thereto;

                  (b)      any Person that assumes the  obligations  of "the  Company"  hereunder,  by operation of law, pursuant to Section 7(I) or otherwise,  including but not limited to Tropical Sportswear Int'l Corporation,  a
Florida corporation.

         "Compensation Plan" means any compensation  arrangement,  plan, policy,  practice or program  established, maintained  or  sponsored  by the  Company  or any  subsidiary  of the  Company,  or to which  the  Company  or any subsidiary  of the  Company  contributes,  on behalf of any  Executive  Officer  or any member of the family of any
Executive Officer,

                  (a)      including

                           (i) any "employee  pension  benefit plan" (as defined in Section 3(2) of ERISA) or other
"employee benefit plan" (as defined in Section 3(3) of ERISA),

                           (ii)  any  other  retirement  and  savings  plan,  including  any  supplemental  benefit arrangement  relating to any plan intended to be qualified  under Section 401 (a) of the Code or whose benefits are limited by the Code or ERISA,

                           (iii) any "employee welfare plan" (as defined in Section 3(l) of ERISA),

                           (iv) any arrangement,  plan,  policy,  practice or program  providing for severance pay, deferred compensation or insurance benefit,

                           (v) any Incentive Plan and

                           (vi) any arrangement, plan, policy, practice or program

                                    (A)  authorizing  and  providing for the payment or  reimbursement  of expenses attributable to first-class air travel and first-class hotel occupancy while on travel or

                                    (B)  providing  for the payment of  business  luncheon  and country  club dues, long-distance  charges,  mobile  phone  monthly air time or other  recurring  monthly  charges or any other  fringe benefit, allowance or accommodation of employment, but

                  (b)      excluding  any  compensation  arrangement,  plan,  policy,  practice  or  program to the extent it provides for annual Base Salary or Annual Cash Bonus.

         "Compensation Year" means the fiscal year of the Company.

         "Confidential  Information"  means,  with respect to the Company or any  subsidiary  of the  Company,  all information  regarding the Company,  its activities,  business or clients that is the subject of reasonable efforts by the Company to maintain  its  confidentiality  and that is not  generally  disclosed by practice or authority to persons  not  employed  by the  Company,  but  that  does not rise to the  level of a Trade  Secret.  "Confidential
Information"  shall include,  but is not limited to,  financial plans and data  concerning the Company;  management planning information;  business plans; operational methods; market studies; marketing plans or strategies;  product development  techniques or plans;  customer lists; details of customer contracts;  current and anticipated customer requirements;  past,  current and planned research and development;  business  acquisition plans; and new personnel acquisition plans.  "Confidential  Information" shall not include  information that has become generally  available to the public by the act of one who has the right to  disclose  such  information  without  violating  any right or privilege of the Company.  This  definition  shall not limit any definition of  "confidential  information"  or any equivalent term under state or federal law.

         "CPI" means for any period the Consumer  Price Index for All Urban  Consumers--All  Items Index for Tampa,
Florida (or any  substantially  similar  index  published  for the same area),  as published  by the United  States
Department of Labor, Bureau of Labor Statistics (or its successor) for that period.

         "Disability" of the Employee means the Employee has been determined  (which  determination  shall be final and  binding on all  Persons,  absent  manifest  error),  as a result of a physical  or mental  illness or personal injury he has incurred  (including illness or injury resulting from any substance abuse), by a Qualified  Physician
(who may be the doctor  treating or otherwise  acting as the  Employee's  doctor in connection  with the illness or injury in  question)  selected by the Employee  with the consent of the  Company,  or by the Company at its expense and with the consent of the Employee  (which  consent shall not be  unreasonably  withheld in either  case),  to be unable to perform,  at the time of that  determination  and, in all  reasonable  medical  likelihood,  indefinitely thereafter,  the normal duties then most recently  assigned,  under and in accordance with the terms hereof, to the
Employee while on Active Status;  provided that, the  determination  whether the Employee has incurred a Disability shall be made by a majority of three (3) Qualified Physicians,

                  (a)      one (1) of whom shall be selected by the Employee,

                  (b)      one (1) of whom shall be selected by the Company and

                  (c)      the  remaining one (1) of whom shall be selected by the  Qualified  Physicians  selected by the Employee  and the Company  pursuant to clauses (a) and (b) of this proviso and the fees and expenses of whom will be shared and paid in equal amounts by the Employee and the Company if:

                           (1)      (A)  the  Company  has  reasonably   withheld  its  consent  to  the  Qualified
Physician, if any, selected by the Employee or

                                    (B)  the  Employee  has  reasonably  withheld  his  consent  to  the  Qualified
Physician, if any, selected by the Company and

                           (2) the  Qualified  Physicians  selected by the Employee and the Company  disagree as to whether the Employee  has incurred a  Disability.  For  purposes of this  definition,  if the Employee is unable by reason of illness or injury to give an informed  consent to the  performance  of the  treatment  of that illness or injury,  a Qualified  Physician  selected by any Person who is authorized  by  applicable  law to give that consent will be deemed to have been selected by the Employee.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Employment"  means  the  employment  of the  Employee  by the  Company  or a  subsidiary  of the  Company hereunder.

         "Employment Term" means the term of this Agreement, as provided in Section 3 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Executive  Officer"  means any of the  chairman  of the board,  the chief  executive  officer,  the chief financial officer, the president or the general counsel of the Company.

         "Exempt Person" means

                  (a)      (1) the  Company,  any  subsidiary  of the  Company,  any  employee  benefit plan of the
Company or of any subsidiary of the Company, and

                           (2) any Person  organized,  appointed or  established  by the Company for or pursuant to the terms of any such plan or for the  purpose of funding  any such plan or funding  other  employee  benefits  for employees of the Company or any subsidiary of the Company and

                  (b)      the  Employee,  any Affiliate or Associate of the Employee or any group (as that term is used in Exchange  Act Rule 1 3d-5(b)) of which the  Employee or any  Affiliate  or  Associate  of the Employee is a
member.

                  (c)      Michael  Kagan,  any  Affiliate or Associate of Michael Kagan or any group (as that term is used in Exchange Act Rule 1 3d-5(b)) of which  Michael  Kagan or any  Affiliate or Associate of Michael Kagan is
a member.

                  (d)      Accel,  S.A. de C.V.,  any  Affiliate  or  Associate of said Accel or any group (as that term is used in said rule) of which said Accel or any Affiliate or Associate of said Accel is a member.

                  (e)      Schakale  Internacional  S.A.,  any Affiliate of Associate of said Schakale or any group
(as that term is used in said rule) of which said  Schakale or any  Affiliate or  Associate  of said  Schakale is a member.

         "Good Reason" for the  Employee's  termination  of his  Employment  means any of the following that occurs before the  Employee  gives a Notice of  Termination  for Good  Reason and which has not been cured by the  Company reasonably  promptly  after  receipt of such notice of Good Reason from the  Employee;  provided that any such cure that occurs  after  ninety (90) days of such notice  shall not be  considered  reasonably  prompt and any such cure that occurs within 90 days of such notice shall be considered  reasonably  prompt and provided further that if such cure occurs  Employee  shall not be required to give a  subsequent  notice if the same or a  substantially  similar
Good Reason again occurs within one year of the occurrence giving rise to such cure:
                                                                                    -
                  (a)      any violation or breach of any provision  hereof in any material  respect by the Company including  but not limited to failure of the Company to comply with the  provisions  of  paragraphs 3, 4,5, or 6 of this Agreement in any material respect; or

                  (b)      either

                           (1) a failure of the Company to continue in effect for  Employee any  Compensation  Plan in which the Employee was previously participating; or

                           (2) the  taking of any  action by the  Company  which  would  materially  and  adversely affect the Employee's  participation  in or materially  reduce the  Employee's  benefits  under,  any such
         Compensation Plan in effect as of the date of such action,

without, in each such case, providing a substantially equivalent substitute reasonably acceptable to Employee; or

                  (c)      the assignment to the Employee of duties  inconsistent in any material  respect with the
Employee's then current  positions  (including  status,  offices,  titles and reporting  requirements),  authority, duties or  responsibilities  or any other action by the Company  which  results in a material  diminution  in those positions,  authority,  duties  or  responsibilities  or the  taking  of any  action  that is the  equivalent  of a constructive discharge.

         "Good  Reason  Payment"  means an amount equal to two (2) times sum of (i) the  Employee's  Base Salary as in effect immediately prior to the Termination Date, plus (ii) the Highest Annual Bonus.

         "Highest  Annual Bonus" means the greater of Employee's  highest  Annual Cash Bonus,  including any amount thereof  that has  been  earned  but  deferred,  during  any of the  last  three  full  fiscal  years  prior to the
Termination  Date, or the  Employee's  highest  annual cash bonus during any twelve (12) month period of employment with the Company prior or subsequent to the Effective Date.

         "Incentive Plan" means any compensation  arrangement,  plan, policy,  practice or program,  other than the
Annual Cash Bonus provision of this agreement set forth in paragraph 4 B,  established,  maintained or sponsored by the  Company  or any  subsidiary  of the  Company,  or to  which  the  Company  or any  subsidiary  of the  Company contributes,  on behalf of any  Executive  Officer  and which  provides  for awards of  securities  or the  phantom equivalent of securities,  including any stock option,  stock  appreciation  right and  restricted  stock plan, but excluding  any plan  intended to qualify as a plan under any one or more of Sections 401 (a),  401(k) or 423 of the
Code.

         "Nonterminating  Party" means the Employee or the  Company,  as the case may be, to which the  Terminating
Party delivers a Notice of Termination.

         "Notice of Termination" to or from the Employee means a written notice that:

                  (a)      to the extent  applicable,  sets forth in reasonable  detail the facts and circumstances claimed to provide a basis for  termination  of the Employee's  Employment,  and if the  Termination  Date is other than the date of receipt of the notice,

                  (b)      sets forth that Termination Date.

         "Other  Benefits"  means any vested  amounts or  benefits  required  to be paid or  provided  or which the
Employee is eligible to receive under any Compensation Plan.

         "Person" means any natural  person,  sole  proprietorship,  corporation,  partnership of any kind having a separate legal status,  limited  liability  company,  business trust,  unincorporated  organization or association, mutual company, joint stock company,  joint venture,  estate, trust, union or employee organization or governmental authority.

         "Publicly  Traded"  with  respect to shares of stock of a company  means  traded on a national  securities exchange or listed for quotation on NASDAQ.

         "Qualified  Physician"  means,  in the case of any  determination  whether the  Employee  has  sustained a
Disability, a physician

                  (a)      holding an M.D. degree from a medical school located in the United States,

                  (b)      specializing  and board  certified in the treatment of the injury or illness that has or may have caused that Disability and

                  (c)      having  admission  privileges  to one or more  hospitals  located  in  Florida or in the state in which the Employee then is domiciled.

         "Required  Board  Majority"  means at any time at least a sixty-six  percent (66%) majority of the members of the Board voting at that time.

         "Securities Act" means the Securities Act of 1933.

         "Terminating  Party" means the Employee or the Company,  as the case may be, who or which  terminates  the
Employee's Employment by means of a Notice of Termination.

         "Termination Date" means:

                  (a)      if the  Employee's  Employment is terminated  by reason of the  Employee's  death during the term of this Agreement or retirement at the age of 65, the date of that death or retirement;

                  (b)      if the  Employee's  Employment  is  terminated by reason of either party giving a Notice of  Termination  following  a Change of Control  pursuant  to Section  5(B)(ii),  at least sixty (60) days from the
Notice of  Termination;  provided that the  Termination  Date shall be no earlier than 275 days after the Change of
Control and further  provided  that the Notice of  Termination  shall be no later than 365 days after the Change of
Control.

                  (c)      if the Employee's  Employment is terminated by reason of the Employee's  giving a Notice of  Termination  without  Good  Reason  pursuant  to  Section  5(B)(i)(d),  the  Termination  Date shall be a date, designated  by the  Company,  not sooner than the third  business  day after the Company  receives  the  applicable
Notice of Termination nor later than sixtieth (60th) day.

                  (d)       if the Employee's  Employment is terminated by reason of the Employee's  disability the
Termination Date shall be as specified in Section 5(c).

                  (e)      if the  Employee's  Employment  is  terminated  by Employee  for any other  reason,  the elapse of the sixtieth (60th) day after the Company receives the Notice of Termination;

                  (f)      if the  Employee's  Employment is terminated  by the Company for Cause,  three  business days from the date the Employee receives the Company's Notice of Termination for Cause;

                  (g)      if the  Employee's  Employment is  terminated  by the Company for any other reason,  the
Termination  Date shall be a date  designated  by the  Company,  not sooner than the third  business  day after the
Employee received the applicable Notice of Termination nor later than the sixtieth (60th) day.

         "Trade Secret" means all  information,  without regard to form,  including,  but not limited to, technical or nontechnical data, a formula, a pattern, a compilation,  a program, a device, a method, a technique,  a drawing, a process,  financial data,  financial plans,  product plans,  distribution  lists or a list of actual or potential customers,  advertisers  or  suppliers  which is not  commonly  known  by or  available  to the  public  and  which information:  (A) derives  economic  value,  actual or potential,  from not being generally known to, and not being readily  ascertainable  by proper means by, other persons who can obtain economic value from its disclosure or use;
and (B) is the subject of efforts that are  reasonable  under the  circumstances  to maintain its secrecy.  Without limiting  the  foregoing,  Trade  Secret  means any item of  confidential  information  that  constitutes  a "trade secret(s)" under the common law or statutory law of the State of Florida.

         "Type I Cause" means Cause of the type referred to in clause (a) of the definition of Cause herein.

         "Type II Cause" means Cause of the type referred to in clause (b) of the definition of Cause herein.

         "Voting" shall include, in respect of a security,  voting,  granting a proxy, acting by consent,  making a request or demand relating to corporate  action  (including  calling a stockholder  meeting) or otherwise giving an authorization (within the meaning of Section 14 (a) of the Exchange Act) in respect of such security.

         "Voting Shares" means:

                  (a)      in the  case of any  corporation,  stock of that  corporation  of the  class or  classes having  general  voting  power under  ordinary  circumstances  to elect a majority of that  corporation's  board of directors; and

                  (b)      in the case of any  other  entity,  equity  interests  of the  class or  classes  having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

         "Welfare  Plans"  means the welfare  benefit  plans,  practices,  policies  and  programs  provided by the
Company  to  its  senior  executive  officers  (including,  without  limitation,  medical,  prescription,   dental,
disability, employee life, group life, accidental death and travel accident insurance plans and programs).

         B.       Other Definitional Provisions.

                  (i)      Except as otherwise  specified  herein,  all references herein to any statute defined or referred to herein,  including the Code, ERISA and the Exchange Act, shall be deemed  references to that statute or any  successor  statute,  as the same may have been or may be amended or  supplemented  from time to time,  and any rules or regulations promulgated thereunder.

                  (ii)     When used in this Agreement,  the words "herein,"  "hereof" and "hereunder" and words of similar  import shall refer to this Agreement as a whole and not to any provision of this  Agreement,  and the word
"Section" refers to a Section of this Agreement unless otherwise specified.

                  (iii)    Whenever  the context so  requires,  the  singular  number  includes the plural and vice versa, and a reference to one gender includes each other gender and the neuter.

                  (iv)     The  word  "including"  (and,  with  correlative  meaning,  the  word  "include")  means including,  without  limiting the  generality of any  description  preceding  such word,  and the words "shall" and
"will" are used interchangeably and have the same meaning.

2.       EMPLOYMENT

         A.       On the terms and  subject to the  conditions  hereinafter  set  forth,  and  beginning  as of the
Effective  Date,  the Company will employ the  Employee as President of Company and the Employee  will serve in the
Company's  employ in that  position.  The Employee  shall report to the Chief  Executive  Officer and shall perform such  duties,  and have such  powers,  authority,  functions,  duties  and  responsibilities  for the  Company  and corporations  Affiliated  with the Company as are  commensurate  and consistent with the employment as President of
the  Company.   The  Employee  also  shall  have  such  additional  powers,   authority,   functions,   duties  and
responsibilities  as may be assigned to him by the Chief  Executive  Officer or the Board;  provided that,  without the Employee's written consent, such additional powers,  authority,  functions,  duties and responsibilities  shall not be inconsistent  or interfere with, or detract from,  those herein vested in, or otherwise then being performed for the Company by, the Employee.

         B.       The  Employee  shall not,  at any time  during  the  Employment,  engage in any other  activities unless these  activities  do not interfere  materially  with the  Employee's  duties and  responsibilities  for the
Company at that time, except that the Employee shall be entitled, subject to the provisions of Section 7:

                  (a) to continue  with such  activities  as the  Employee  has  carried on prior to the  Effective
Date, including making and managing his personal  investments and participating in other business,  church or civic activities provided that such activities do not include a Beneficial  Ownership interest in a competitor,  supplier or  customer of the Company  other than an  investment  in a Publicly  Traded  company of which  Employee is not an employee, officer, director or partner that does not exceed 5% of the outstanding voting shares of voting stock;

                  (b) to serve on civic  boards,  non-profit  boards,  charitable  boards or  committees  and trade associations or similar boards of committees; and

                  (c) to serve on for-profit  business  boards of directors if  Employer's  consent shall have been obtained, which consent shall not unreasonably be withheld.

3.       TERM OF EMPLOYMENT

         Subject to the  provisions of Section 5, the term of the  Employee's  Employment  shall be for a period of two (2) years  commencing on the  Effective  Date.  Beginning on the day after the  Effective  Date and on each day thereafter,  the Employment  Term shall  automatically  be renewed for an additional day without any further action by the Company or the Employee,  it being the intention of the parties that from the Effective  Date there shall be a be a  continuously  remaining  term of two (2)  years  duration  of the  Employee's  Employment.  Subject  to the provisions  of  Section  5,  Employee  shall be  employed  hereunder  for the  Employment  Term.  In the event that
Employee's  Employment  hereunder shall not have otherwise been terminated,  such Employment shall terminate at the end of the Compensation Year in which Employee reaches age 65.

4.       COMPENSATION

         A.       Base  Salary.  A Base Salary  shall be payable to the  Employee  by the  Company as a  guaranteed minimum  annual  amount  hereunder  for each  Compensation  Year during the period from the  Effective  Date to the
Termination  Date. That Base Salary shall be payable in the intervals  consistent with the Company's normal payroll schedules (but in no event less frequently  than  semi-monthly),  shall be payable  initially at the annual rate of
$440,000and shall be increased (but not decreased or adjusted other than as provided in Section 5) as follows:

                  (i)      on the first and each  subsequent  anniversary of the Effective  Date, by the greater of the same  percentage  increase  (if any) in the CPI for the twelve (12) month  period  immediately  preceding  such anniversary or such amount that the Compensation Committee of the Board shall determine.

                  (ii)     if the  Employee  relocates  from a state  without a personal  income tax at the time of his  relocation  to a state  having a personal  income tax,  the Base Salary and Annual Cash Bonus in effect at the time of such  relocation,  shall  immediately  be  increased by the amount equal to the Base Salary and Annual Cash
Bonus  immediately  prior to this increase  multiplied by seventy percent (70%) of the highest  personal income tax rate of such state;  for example,  if the Employee  relocates from a state without a personal income tax to a state having a  personal  income  tax and the  highest  rate of that tax is six  percent  (6%)  when the Base  Salary  is
$400,000  and the Annual Cash Bonus is $440,000,  then the Base Salary will be  increased  by $16,400  (computed at
70% x 6% x $400,000) and the Annual Cash Bonus will be increased by $18,480 (computed at 70% x 6% x$440,000).

        B.      Annual Cash Bonus.  The Annual Cash Bonus shall be determined by the Compensation  Committee of the
Board no later than the end of the  Compensation  Year. Any part of the Annual Cash Bonus not previously paid shall be paid to the  Employee  within  sixty  (60) days of the  beginning  of each  Compensation  Year.  The  Employee's target Annual Cash Bonus shall be  one hundred percent (100%)  of Base Salary.

        C.      Other  Compensation.  To the extent  authorized by the  Compensation  Committee of  the  Board, the
Employee shall also be entitled to participate  in any  additional  Compensation  Plans from time to time in effect
during  the term of  this  Agreement.  All  awards to the  Employee  under all Incentive   Plans  shall  take  into
account  the  Employee's   position  with  and  duties  and responsibilities to the Company and its subsidiaries.

         D.       Certain Additional Payments by the Company.

                  (i)      Anything  in this  Agreement  to the  contrary  notwithstanding  and except as set forth below,  in the event it shall be determined  that any payment or  distribution by the Company to or for the benefit of the Employee  (whether paid or payable or distributed or  distributable  pursuant to the terms of this Agreement or otherwise,  but  determined  without  regard to any  additional  payments  required  under this Section 4(D)) (a
"Payment")  would be subject to the excise tax imposed by Section  4999 of the Code or any  interest  or  penalties are due from or asserted  against the Employee with respect to such excise tax (such excise tax,  together with any such interest and penalties,  are  hereinafter  collectively  referred to as the "Excise  Tax"),  then the Employee shall be entitled to receive an  additional  payment (a  "Gross-Up  Payment")  in an amount such that the  Employee shall be in the same  after-tax  position  (taking into account all  additional  federal,  state and local  income, employment and excise taxes imposed on the Gross-Up  Payment,  as well as any related interest and penalties) as if
Section 4999 of the Code did not exist.

                  (ii)     Subject to the provisions of Section 4(D)(iii),  all determinations  required to be made under this  Section  4(D),  including  whether  and when a  Gross-Up  Payment  is  required  and the amount of such
Gross-Up  Payment  and the  assumptions  to be  utilized  in  arriving  at such  determination,  shall be made by a certified  public  accounting  firm  selected by the Employee and  reasonably  acceptable  to the Company as may be designated by the Employee (the "Accounting  Firm") which shall provide detailed  supporting  calculations  both to the Company and the  Employee  within 15 business  days of the receipt of notice from the  Employee  that there has been a Payment,  or such earlier  time as is  reasonably  requested  by the  Company.  All fees and expenses of the
Accounting  Firm shall be borne  solely by the  Company.  Any  Gross-Up  Payment,  as  determined  pursuant to this
Section  4(D),  shall be paid by the Company to the  Employee  within  five days of the  receipt of the  Accounting
Firm's  determination.  Any  determination  by the  Accounting  Firm  shall be  binding  upon the  Company  and the
Employee  . As a result  of the  uncertainty  in the  application  of  Section  4999 of the Code at the time of the initial  determination by the Accounting Firm hereunder,  it is possible that Gross-Up Payments which will not have been made by the Company should have been made  ("Underpayment"),  consistent with the calculations  required to be made  hereunder.  In the event that the  Company  exhausts  its  remedies  pursuant  to Section  4(D)(iii)  and the
Employee  thereafter  is required to make a payment of any Excise Tax,  the  Accounting  Firm shall  determine  the amount of the  Underpayment  that has occurred and any such  Underpayment  shall be promptly paid by the Company to or for the benefit of the Employee .

                  (iii)    The Employee  shall  notify the Company in writing of any claim by the Internal  Revenue
Service  that,  if  successful,  would  require the payment by the Company of a Gross-Up  Payment (or an additional
Gross-Up  Payment).  Such  notification  shall be given as soon as practicable  but no later than ten business days after the  Employee is informed in writing of such claim and shall  apprise the Company of the nature of such claim and the date on which  such claim is  requested  to be paid.  The  Employee  shall not pay such claim  prior to the expiration  of the 30-day  period  following the date on which it gives such notice to the Company (or such shorter period  ending on the date that any payment of taxes with  respect to such claim is due).  If the Company  notifies the  Employee  in writing  prior to the  expiration  of such  period  that it desires to contest  such  claim,  the
Employee shall:

                           (a) give the Company any  information  reasonably  requested by the Company  relating to such claim,

                           (b) take such action in  connection  with  contesting  such claim as the  Company  shall reasonably request in writing from time to time,  including,  without  limitation,  accepting legal  representation with respect to such claim by an attorney reasonably selected by the Company,

                           (c)  cooperate  with the  Company in good  faith in order  effectively  to contest  such claim, and

                           (d) permit the Company to participate in any proceedings relating to such claim;

provided,  however,  that the Company  shall bear and pay  directly all costs and  expenses  (including  additional interest  and  penalties)  incurred in  connection  with such  contest and shall  indemnify  and hold the  Employee harmless,  on an after-tax basis,  for any Excise Tax or income tax (including  interest and penalties with respect thereto) imposed as a result of such  representation  and payment of costs and expenses.  Without limitation of the foregoing  provisions of this Section  4(D)(iii),  the Company shall  control all  proceedings  taken in connection with such contest (to the extent  applicable  to the Excise Tax and the Gross-Up  Payment) and, at its sole option, may pursue or forgo any and all  administrative  appeals,  proceedings,  hearings and  conferences  with the taxing authority in respect of such claim and may, at its sole option,  either  direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any  permissible  manner,  and the Employee  agrees to prosecute  such contest to a determination  before any administrative  tribunal,  in a court of initial  jurisdiction and in one or more  appellate  courts,  as the Company  shall  determine;  provided,  however,  that if the  Company  directs the
Employee  to pay such claim and sue for a refund,  the  Company  shall  advance  the amount of such  payment to the
Employee,  on an  interest-free  basis and shall indemnify and hold the Employee  harmless,  on an after-tax basis, from any Excise Tax or income tax (including  interest or penalties with respect  thereto)  imposed with respect to such advance or with respect to any imputed  income with respect to such  advance;  and further  provided  that any extension of the statute of  limitations  relating to payment of taxes for the taxable  year of the  Employee  with respect  to which  such  contested  amount  is  claimed  to be due is  limited  solely  to such  contested  amount.
Furthermore,  the  Company's  control of the contest  shall be limited to issues  with  respect to which a Gross-Up
Payment  would be payable  hereunder and the Employee  shall be entitled to settle or contest,  as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iv)     If, after the receipt by the Employee of an amount  advanced by the Company  pursuant to
Section  4(D)(iii),  the Employee  becomes  entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's  complying with the requirements of Section 4(D)(iii))  promptly pay to the Company the amount of such refund  (together with any interest paid or credited  thereon after taxes  applicable  thereto).
If,  after the receipt by the  Employee  of an amount  advanced by the  Company  pursuant to Section  4(D)(iii),  a determination  is made that the  Employee  shall not be entitled  to any refund with  respect to such claim and the
Company  does not notify the  Employee  in writing  of its  intent to contest  such  denial of refund  prior to the expiration  of 30 days after such  determination,  then such advance shall be forgiven and shall not be required to be repaid and the amount of such  advance  shall  offset,  to the extent  thereof,  the amount of Gross-Up  Payment required to be paid.

5.       TERMINATION, DISABILITY AND DEATH

         A.       Termination of Employment by the Company.

                  (i)      The  Company  shall be  entitled,  if  acting at the  direction  of the  Required  Board
Majority, to terminate the Employee's Employment

                           (a) at any time for Type I or Type II Cause,

                           (b) at any time for any Business Reason, or

                           (c) as a result of a Change of Control at any time within three  hundred and  sixty-five
(365) days immediately following said Change of Control.

         The  Company's  termination  of the  Employee's  Employment  for Cause will be  effective  on the date the
Company  delivers a Notice of Termination for Cause to the Employee  pursuant to this Section,  while the Company's termination of the Employee's  Employment for a Business  Reason will be effective not less than three (3) business days and not more than sixty (60) days from the date the Company  delivers a Notice of  Termination  for a Business
Reason to the Employee  pursuant to this Section  5(A)(i).  Between the time that the Company  delivers a Notice of
Termination  for a Business Reason and the effective date of such  termination,  Employee shall continue to receive all of the payments and consideration provided for in the Agreement.

                  (ii) If the  Company  terminates  the  Employee's  Employment  for Cause,  the  Company  promptly thereafter,  and in any event within five (5) business days  thereafter,  shall pay the Employee,  without right of set off, except for liquidated  sums, or  counterclaim,  his Base Salary to and including the Termination  Date and the amount of all  compensation  previously  deferred  by the  Employee  (together  with any  accrued  interest  or earnings  thereon),  in each case to the extent not  theretofore  paid, and, when that payment is made, the Company shall, notwithstanding Section 3, have no further or other obligations hereunder to the Employee.

                  (iii) If the Company  terminates  the  Employee's  Employment as a result of a Change of Control,
                        ------
by giving a Notice of  Termination  at any time within  three  hundred  sixty-five  (365) days after that Change of
Control  occurs,  such  termination  shall be  effective  on the  applicable  Termination  Date  and the  Company's obligations shall be as follows:

                           (a) the Company  shall  promptly  thereafter,  and in any event within five (5) business days of the Termination  Date, pay the Employee,  without right of set off, his Accrued  Obligations and the Change of Control Payment, in each case to the extent not theretofore paid, and

                           (b) the  Company  shall pay to the  Employee  any Annual  Cash Bonus  earned but not yet paid for fiscal  years ending prior to the  Termination  Date (such Annual Bonus to be paid as soon as  practicable after the  information  required to calculate  such Annual Bonus is available to the Company in no event later than sixty (60) days after the required information is available to the Company), and

                           (c) to the extent not  theretofore  paid or  provided,  the Company  shall timely pay or provide to the Employee any Other Benefits.

                  (iv) If the Company  terminates the Employee's  Employment for a Business  Reason at any time and
Employee executes a general release of claims in a form acceptable to the Company:

                           (a) the Company  shall  promptly  thereafter,  and in any event within five (5) business days of the  Termination  Date,  pay the  Employee,  without  right of set off,  his  Accrued  Obligations  and the
Business Reason Termination Payment, in each case to the extent not theretofore paid, and

                           (b)( to the extent not  theretofore  paid or provided,  the Company  shall timely pay or provide to the Employee any Other Benefits.

         B.       Termination of Employment by the Employee.

                  (i) For Good Reason.  Subject to the provision for cure  described in the  definition of the term
"Good  Reason",  the Employee  shall be entitled to terminate his  Employment  for a Good Reason at any time within one hundred eighty (180) days after the facts or  circumstances  constituting  that Good Reason first exist and are known to the  Employee,  provided  that at least  ninety  (90) days  prior to such  Termination  the  Employee  has notified  Employer  that Employee  believes  that Good Reason exists and sets forth in reasonable  detail the basis therefor and, at the time of any Notice of Termination  therefor Good Reason  continues to exist.  Such termination for Good Reason shall be effective on the applicable  Termination  Date. In the event that the Employee  terminates his Employment for Good Reason at any time and Employee  executes a general  release of claims in a form acceptable to the Company:

                           (a) the Company  shall  promptly  thereafter,  and in any event within five (5) business days of the  Termination  Date, pay the Employee,  without right of set off, his Accrued  Obligations  and the Good
Reason Payment, in each case to the extent not theretofore paid, and

                           (b)(c) to the extent not theretofore  paid or provided,  the Company shall timely pay or provide to the Employee any Other Benefits.

                  (ii) Change of Control.  The Employee  shall be entitled to terminate the  Employment as a result of a Change of Control,  by giving a Notice of Termination at any time within three hundred  sixty-five  (365) days after that Change of Control occurs.  Such termination  shall be effective on the applicable  Termination  Date. If the Employee terminates his Employment by reason of a Change of Control:

                           (a) the Company  shall  promptly  thereafter,  and in any event within five (5) business days of the Termination  Date, pay the Employee,  without right of set off, his Accrued  Obligations and the Change of Control Payment, in each case to the extent not theretofore paid, and

                           (b) the  Company  shall pay to the  Employee  any Annual  Cash Bonus  earned but not yet paid for fiscal  years ending prior to the  Termination  Date (such Annual Bonus to be paid as soon as  practicable after the  information  required to calculate  such Annual Bonus is available to the Company in no event later than sixty (60) days after the required information is available to the Company), and

                           (c) to the extent not  theretofore  paid or  provided,  the Company  shall timely pay or provide to the Employee any Other Benefits.

                  (iii) Without Good Reason.  The  Employee's  termination  of his  Employment  without Good Reason and other than for Disability  will be effective on the  applicable  Termination  Date. If the Employee  terminates his  Employment  Without Good Reason and other than for  Disability,  the Company shall pay to the  Employee,  in a cash  lump sum  within  five (5)  business  days  after the  Termination  Date,  the  amount  equal to his  Accrued
Obligations  and, to the extent not  theretofore  paid or provided,  the Company shall timely pay or provide to the
Employee any Other Benefits.

         C.       Termination  by  Reason  of  Disability.  During  the  term of  this  Agreement  and  the  period following  Termination of this Agreement (for any cause whatsoever other than Type I cause),  (the "policy period")
the  Company  shall  maintain,  at  its  expense  and at the  current  expense  level,  the  individual,  long-term non-cancelable  guaranteed  renewal  individual  disability plan now in place, until such time, not to exceed three
(3) years,  as  Employee  has  commenced  to have  earned  annual  income in excess of 50% of his most  recent Base
Salary.  In the event the Employee  retires while in the employ of the Company,  the Company shall  maintain at its expense but at the current level of premium payments, the individual,  long-term non-cancelable  guaranteed renewal individual  disability plan more particularly  described in Exhibit D for a period of three (3) years from the date of retirement.  If after  retirement,  the policy premium  exceeds the level of the premium on the retirement  date the Employee  shall pay the  difference.  If the Employee  incurs any Disability  during the policy period,  either the Employee or the Company may terminate the Employee's  Employment.  If the  Employee's  Employment is terminated by reason of the Employee's  disability and Notice of Termination of such, the  Termination  Date shall be the date set in such notice.  If the  Employee's  Employment  is  terminated  by reason of the  Employee's  disability,  the
Employee  shall not be subject to the  Non-Compete  paragraph  7(b),  but shall be remain  subject to the paragraph
7(a) and 7(c).

         D.       Termination  of Employment by  Death.   Upon  the  death  of  the  Employee,  the Employment will
be  terminated  on the applicable Termination Date.   If the  Employee's Employment is terminated by reason  of the
Employee's death, the Company  shall pay to the Person the Employee has designated in a written notice delivered to the Company as  his  beneficiary entitled to such payment, if any, or to the Employee's estate, as applicable, in a cash lump sum within thirty (30) days after the Termination Date, the amount equal to his Accrued Obligations.

         E.       Return of Property.  On termination  of the Employee's  Employment,  however  brought about,  the
Employee (or his  representatives)  shall  promptly  deliver and return to the Company all the  Company's  property that is in the possession or under the control of the Employee.

         F.       Stock Options.  Notwithstanding any provision of this Agreement to the contrary:

                  (i) except in the case of a termination of the Employee's  Employment for Cause,  as described in sub  paragraphs (a) and (b) of the Cause  definition,  all stock options  previously  granted to the Employee under
Incentive  Plans  that  have  not been  exercised  and are  outstanding  as of the  time  immediately  prior to the
Termination  Date  shall,  notwithstanding  any  contrary  provision  of  any  applicable  Incentive  Plan,  remain outstanding  (and  continue to become  exercisable  pursuant to their  respective  terms)  until  exercised  or the expiration of their term, whichever is earlier; and

                  (ii) in the case of a termination  of the Employee's  Employment  for Cause,  as described in sub paragraphs (a) and (b) of the Cause definition,  all stock options  previously  granted to Employee under Incentive
Plans that have not been exercised and are outstanding as of the time  immediately  prior to the  Termination  Date shall,  notwithstanding  any contrary  provision of any applicable  Incentive Plan, remain outstanding and continue to be exercisable  until exercised or the date that is ten (10) days after the  Termination  Date or the expiration of their term, whichever is earlier.

         Notwithstanding  any  provision of this  Agreement to the contrary,  for purposes of all Incentive  Plans, the term "Cause" shall mean Cause (subparagraphs (a) and (b)) as defined herein.

         6.       OTHER EMPLOYEE RIGHTS

         A.       Paid  Vacation;  Holidays.  The  Employee  shall be  entitled  to not less than four (4) weeks of annual vacation and all legal holidays during which times his applicable compensation shall be paid in full.

         B.       Fringe  Benefits.  During the term of this agreement,  the Employee is entitled to the same level of fringe  benefits  previously  and currently  provided to Employee by the Company  including but not limited to a company car and  cellular  telephone  for business and  personal  use,  country club dues for one (1) club,  health insurance,  dental insurance,  disability  insurance,  and life insurance;  provided further that the Company shall provide a life insurance coverage to Employee that pays a benefit to Employee's  specified  beneficiary of at least
$1 million.

         C.       Business  Expenses.  The Employee is authorized to incur,  and will be entitled to receive prompt reimbursement  for, all reasonable  expenses incurred by the Employee in performing his duties and carrying out his responsibilities  hereunder,  including first class air fare and hotels,  business meal,  entertainment  and travel expenses,  provided  that the Employee  complies with the  applicable  policies,  practices  and  procedures of the
Company relating to the submission of expense  reports,  receipts or similar  documentation of those expenses.  The
Company  shall either pay directly or promptly  reimburse  the Employee for such expenses not more than twenty (20)
days after the  submission  to the  Company by the  Employee  from time to time of an itemized  accounting  of such expenditures for which direct payment or reimbursement is sought.  Unpaid  reimbursements  after such 20-day period shall accrue interest in accordance with Section 7(K

         D.       Support.  During the  Employment,  the  Employee  shall be provided  by the  Company  with office space,  furnishings,  and facilities,  reserved parking,  secretarial and administrative  assistance,  supplies and other support equipment (including a computer, facsimile machine and photocopier).

         E.       No Forced  Relocation.  The Employee shall not be required to move Employee's  principal place of residence from the central Florida area or to perform  regular duties that could  reasonably be expected to require either such move  against his wish or to spend  amounts of time each week  outside the central  Florida  area which are  unreasonable  in  relation  to the duties and  responsibilities  of the  Employee  hereunder , and the Company agrees that, if it requests the Employee to make such a move and the Employee declines that request,

                  (i) that  declination  shall not  constitute  any basis  for a  determination  that Type II Cause exists and
                  (ii) no animosity or prejudice will be held against Employee.

7.       GENERAL PROVISIONS

         A.       Confidentiality.  Employee  understands  and agrees that the  Confidential  Information and Trade
Secrets  constitute  valuable  assets of the Company  and its  affiliated  entities,  and may not be  converted  to
Employee's own use.  Accordingly,  Employee hereby agrees that Employee shall not,  directly or indirectly,  at any time  during his  employment  with the  Company,  or for five (5) years  after  this  Agreement  or his  employment terminates for any reason,  reveal,  divulge, or disclose to any Person not expressly authorized by the Company any
Confidential  Information,  and Employee shall not, directly or indirectly,  at any time during his employment with the Company,  or for five (5) years after this Agreement or his employment  terminates for any reason,  use or make use of any  Confidential  Information  in  connection  with any business  activity  other than that of the Company.
Throughout  the term of this  Agreement  and at all  times  after  the  date  that  this  Agreement  or  Employee's employment  terminates  for any reason,  Employee  shall not directly or indirectly  transmit or disclose any Trade
Secret of the Company to any Person, and shall not make use of any such Trade Secret,  directly or indirectly,  for himself or for others,  without the prior written  consent of the Company.  The parties  acknowledge and agree that this  Agreement is not  intended to, and does not,  alter either the  Company's  rights or  Employee's  obligations under any state or federal  statutory  or common law  regarding  trade  secrets  and unfair  trade  practices.  The provisions of this Section 7(A) shall survive the expiration or other termination of this Agreement

         B.       Non-Competition.  The Employee  agrees  that,  except as otherwise  provided  herein,  during the
Employment  and for a period of two years after the  applicable  Termination  Date  Employee  will not  directly or indirectly,  whether  or not for  compensation  and  whether  or not as an  employee,  be  engaged  in or have  any
impermissible   financial  interest  in  any  business  that  is  engaged  in  the  merchandising,   manufacturing,
distribution  or marketing of men's casual  pants,  shorts or jeans (a "competing  business")  within the territory consisting of The United States of America,  the United Kingdom and Australia.  For purpose of this Agreement,  the
Employee  shall not be deemed to be engaged in a  competing  business  if  Employee  is  employed  by a division or subsidiary  or similar  business  unit of a company or other  business  entity  that  would  otherwise  be deemed a competing  business so long as the division,  subsidiary or similar business unit by which the Employee is employed is  accounted  for as a  separate  profit  center  and does not  engage in a  competing  business,  and  Employee's ownership  interest,  if any, is not an  impermissible  financial  interest.  For purposes of this  Agreement,  the
Employee  shall be deemed to be engaged in a competing  business if Employee  is an  employee,  officer,  director, partner  or  consultant  of such  competing  business  or has an  impermissible  financial  interest  therein.  For purposes of this Agreement,  the Employee shall be deemed to have an impermissible  financial interest in competing business if Employee is a partner or shareholder  directly or indirectly,  therein,  except as provided  hereafter.
Employee  shall not be deemed to have an  impermissible  financial  interest in any  competing  publicly  traded or privately  held  business so long as Employee  owns less than five percent (5%) of any class of  securities of such publicly  traded or  privately  held  company  and is not an officer,  director,  partner,  employee or  consultant thereto,  except as to  holding  an office or being an  employee,  as  otherwise  provided  in the  "employed  by a division  . . ."  sentence  above.  The  provisions  of this  Section  7(B)  shall  expire  automatically  upon the occurrence  of a Change of Control,  but  otherwise  shall  survive the  expiration  or other  termination  of this
Agreement.

         C.       Non-Solicitation.  The  Employee  agrees that during the  Employment  and for a period of two (2)
years after the Date of  Termination,  Employee  shall not employ any person who was employed by the Company or any of its controlled  Affiliates on the Termination  Date, or induce such Person to accept  employment other than with the  Company or its  subsidiaries.  The  provisions  of this  Section  7(C)  shall  expire  automatically  upon the occurrence  of a Change of Control,  but  otherwise  shall  survive the  expiration  or other  termination  of this
Agreement.

         D.       The Employee  recognizes that a breach of his obligations  under paragraphs (A) through (C) above would cause  irreparable  harm to the Company and,  provided  that as a  pre-condition  the Company has  previously tendered all sums that are due and payable to the Employee  under the terms of this  Agreement,  the Company  shall be entitled to preliminary and permanent injunctions enjoining violations as a non-exclusive remedy.

         E.       Severability.  If any one or more of the provisions of this Agreement shall,  for any reason,  be held or found by final judgment of a court of competent  jurisdiction to be invalid,  illegal or  unenforceable  in any respect,

                  (i) such  invalidity,  illegality or  unenforceability  shall not affect any other  provisions of this Agreement,

                  (ii) this Agreement  shall be construed as if such invalid,  illegal or  unenforceable  provision had never been  contained  herein (except that this clause (ii) shall not prohibit any  modification  allowed under
Section 7(B)) and

                  (iii) if the  effect of a holding or  finding  that any such  provision  is  invalid,  illegal or unenforceable  is to modify to the  Employee's  detriment,  reduce or eliminate  any  compensation,  reimbursement, payment,  allowance  or other  benefit to the Employee  intended by the Company and Employee in entering  into this
Agreement,  the Company  shall,  within  thirty (30) days after the date of such finding or holding,  negotiate and expeditiously  enter  into an  agreement  with the  Employee  which  contains  alternative  provisions  (reasonably acceptable  to the  Employee  and  the  Company)  that  will  restore  to the  Employee  (to  the  extent  lawfully permissible)  substantially  the same economic,  substantive  and income tax benefits and legal rights the Employee would have enjoyed had such provision been upheld as legal, valid and enforceable; and

         (iv) if any  provision of this  Agreement or portion  hereof is so broad,  in scope or duration,  as to be unenforceable,  such  provision or portions  thereof shall be modified or  interpreted to be only so broad as to be legal, valid and enforceable to the maximum extent legally permissible.

         F.       Nonexclusivity  of Rights.  Nothing  herein shall prevent or limit the  Employee's  continuing or future  participation in any  Compensation  Plan or, subject to Section 9(N), limit or otherwise affect such rights as the  Employee  may have under any other  contract or  agreement  with the  Company.  Vested  benefits  and other amounts  to which the  Employee  is or becomes  entitled  to receive  under any  Compensation  Plan on or after the
Termination Date shall be payable in accordance with that Compensation Plan, except as expressly modified hereby.

         G.       Full Settlement.  The Company's  obligations to make the payments  provided for in, and otherwise to perform its  undertakings  in, this  Agreement  shall not be affected by any right of set-off  (other than as to liquidated  amounts),  counterclaim,  recoupment,  defense or other  action,  claim or right the  Company  may have against the Employee or others.  Except as stated in Section  5(c),  in no event shall the Employee be obligated to seek other  employment or take any other action by way of mitigation of the amounts  payable to the Employee  under any provision  hereof,  and those amounts  shall not be reduced,  regardless of whether the Employee  obtains other employment or becomes self-employed.

         H.       Judicial  Review.  Any  determination as to the existence of Cause by the Board or Required Board majority is reviewable by the trier of fact to determine  whether such  determination was made in good faith versus bad faith and whether such determination was reasonable versus arbitrary or capricious.

         I.       Successors.

                  (i)      This  Agreement is personal to the Employee and,  without the prior  written  consent of the Company,  is not  assignable or delegable by the Employee  otherwise  than by transfer of rights by will or the laws of descent and distribution.

                  (ii)     This  Agreement shall  inure to the benefit of and be binding upon the  Company  and its successors and assigns and this Agreement shall  inure  to  the benefit and be enforceable by the Employee's  legal representatives acting in their capacities as such pursuant to applicable law.

                  (iii)    The Company  shall  require any  successor  (direct or indirect and whether by purchase, merger,  consolidation,  share  exchange  or  otherwise)  to the  business,  properties  and assets of the  Company substantially  as an entirety  expressly  to assume and agree to perform  this  Agreement in the same manner and to the same extent the Company would have been required to perform it had no such succession taken place.

         J.       Amendments;  Waivers.  This  Agreement  may  not be  amended  or  modified  except  by a  written agreement  executed and delivered by the parties  hereto or their  respective  successors or legal  representatives acting in their capacities as such pursuant to applicable law.

         K.       Notices.  All  notices  and other  communications  under this  Agreement  shall be in writing and shall be given by hand delivery or by registered or certified  mail,  return receipt  requested,  postage  prepaid, addressed  to the  appropriate  Person at the address of such  Person get forth below (or at such other  address as such Person may designate by written notice to each other party in accordance herewith):

                  (i)      if to the Employee, addressed as follows:

                                    Christopher B. Munday; and

                  (ii)     if to the Company, addressed as follows:

                                    Tropical Sportswear Int'l Corporation
                                    4902 West Waters Avenue
                                    Tampa, FL 33634
                                    Attn:  Michael Kagan

                                    In the case of any Notice of  Termination  or of Good  Reason,  with  copies to each member of the Board.

         L.       No Waiver.  The failure of the Company or the  Employee to insist on strict  compliance  with any provision of, or to assert any right under,  this  Agreement  (including  the right of the Employee or the right of the Company to terminate the  Employment  for Good Reason or by reason of a Change of Control  pursuant to Section,
5(B)(i))  shall  not be  deemed a waiver  of that  provision  or of any  other  provision  of or right  under  this
Agreement.

         M.       Governing  Law. This Agreement  shall be governed by, and construed in accordance  with, the laws of the State of Florida, without reference to any principles of conflicts of laws.

         N.       Jurisdiction  and Venue.  The Company and the Employee  irrevocably  consents with respect to any action,  suit or  other  legal  proceeding  pertaining  directly  to this  Agreement  or to the  interpretation  or enforcement  of any of the  Company's  or the  Employee's  right  hereunder  to  service of process in the State of
Florida and hereby  waives any right to contest or oppose  receipt of such  service of process in Florida  provided such Person  actually  received  such  process by mail or  electronic  communication.  The Company and the Employee irrevocably

                  (i) agrees that any such action,  suit or other legal  proceeding may be brought in  Hillsborough
County, Florida; and

                  (ii) consents to the  jurisdiction  of any  appropriate  court in such county in any such action, suit or other legal proceeding and

                  (iii) waives any  objection it may have to the laying of venue of any such action,  suit or other legal proceeding in any of such courts and

         O.       Headings.  The headings of Sections and  subsections  hereof are included  solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         P.       Interest.  If any amounts  required to be paid or  reimbursed  to the Employee  hereunder are not so paid or reimbursed at the times provided herein  (including  amounts required to be paid by the Company pursuant to Sections 6 and 10, those amounts shall accrue interest  compounded daily at the annual  percentage rate which is one and one half  percentage  points (1.5%) above the interest rate  announced by Bank of America,  Tampa,  Florida
(or its successor)  from time to time, as its Base Rate (or prime lending  rate),  from the date those amounts were required  to have been paid or  reimbursed  to the  Employee  until  those  amounts  are  finally and fully paid or reimbursed;  provided,  however,  that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

         Q.       Publicity.  The Company  agrees with the Employee that,  except to the extent  required by law or legal process  (including  reporting and public disclosure  contemplated  under the Exchange Act and the Securities
Act) and any other law giving any Person a private  right of action or suit,  neither the Company nor the  Employee will not make or  publish,  without  the  prior  written  consent  of the  other,  any  written  or oral  statement concerning  the terms of the  Employee's  employment  relationship  with the  Company  and will not, if a Notice of
Termination  is given by either the Company or the  Employee for any reason,  publish or cause to be published  any statement  concerning  the  Company's  relationship  with the  Employee  or the  Employee's  relationship  with the
Company,  including  Employee's  work-related  performance or the reasons or basis for the giving of that Notice of
Termination.

         R.       Tax  Withholding.  Notwithstanding  any other  provision  hereof,  the Company may withhold  from amounts  payable  hereunder  all  Federal,  state,  local and  foreign  taxes that are  required  to be withheld by applicable laws or regulations.

         S.       Entire  Agreement.  The Company and the Employee agree that this  Agreement  supersedes all prior written and oral agreements  between them with respect to the employment of the Employee by the Company,  including without  limitation  the Prior  Agreement,  but has no effect on any  Compensation  Plan in which the  Employee was participating prior to the Effective Date.

8.       COSTS OF ENFORCEMENT

         In any action taken in good faith relating to the  enforcement of this Agreement or any provision  herein, the  Employee  shall be  entitled  to be paid any and all  costs  and  expenses  incurred  by him in  enforcing  or establishing his rights thereunder,  including,  without  limitation,  reasonable  attorneys' fees, whether suit be brought or not,  and whether or not incurred in trial,  bankruptcy  or appellate  proceedings.  The Employee  shall also be entitled to be paid all reasonable  legal fees and expenses,  if any,  incurred in connection  with any tax audit or proceeding to the extent  attributable  to the  application  of Section 4999 of the Code to any payment or benefit  hereunder.  Such  payments  shall be made within five (5) business days after  delivery of the  Employee's respective  written  requests  for payment  accompanied  with such  evidence of fees and  expenses  incurred as the
Company reasonably may require.

9.       INDEMNIFICATION

         The Employee shall be  indemnified  by the Company to the maximum extent  permitted by the law of Florida, the state of the  Company's  incorporation,  and the law of the state of  incorporation  of any  subsidiary  of the
Company of which the  Employee is a director or an officer or  employee,  as the same may be in effect from time to time.

         IN WITNESS  WHEREOF,  the parties  have  executed  and  delivered  this  Agreement  as of the day and year indicated above.

                                                     TROPICAL SPORTSWEAR INT'L CORPORATION

                                                     By:      /s/ Gregory L. Williams
                                                              -----------------------
                                                     Its:     Executive V.P., General Counsel

                                                     EMPLOYEE

                                                     /s/ Christopher B.Munday
                                                     ------------------------
                                                     Christopher B. Munday

                                                     Employee's Permanent Address: